UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 17, 2025 (April 10, 2025)

SOUTHERN COPPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14066	13-3849074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7310 North 16th St. Suite 135, Phoenix, AZ 85020

(Address of principal executive offices, including zip code)

(602) 264-1375

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, par value $0.01 per share	SCCO	New York Stock Exchange Lima Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On April 10, 2025, the Board of Directors of Southern Copper Corporation (“SCC” or the “Company”) appointed Mr. Juan Fernando Nuñez Chávez as the Company’s Vice President, Explorations to replace Mr. Edgard Corrales. Mr. Corrales assumed a new role within Southern Peru Copper Corporation, Sucursal del Perú as the Advising Director of New Projects effective April 10, 2025.

Mr. Nuñez Chávez is 67 years old. He is a Geological Engineer by profession and has over 40 years of experience in the mining industry, working primarily as a geologist in the exploration of metallic mineral deposits. He has a bachelor’s degree from the Universidad Nacional de San Agustín, in Arequipa, Peru and has a Master of Science and PhD in Geology from the he Universidad Nacional de Ingeniería in Lima, Peru. He has served as the Explorations Manager of Southern Peru Copper Corporation since 2000. Previously, he worked for different mining companies as an Exploration Advisor Geologist and carried out several mineralogical studies in Peru, Chile, Argentina, Ecuador, Colombia and Mexico. He has been a university professor at the Universidad Nacional de Ingeniería in both undergraduate and postgraduate courses, as well as at the Universidad Nacional Mayor de San Marcos in Lima, Peru and the Universidad San Agustín de Arequipa, in Arequipa, Peru. He was president of the Lima Chapter of Geological Engineers of the College of Engineers of Peru from 2016 to 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION

By:	/s/ Andres C. Ferrero
Name:	Andres C. Ferrero
Title:	General Counsel

Date: April 17, 2025

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